UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2022
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Cyxtera Technologies, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39496	84-3743013 (IRS Employer Identification No.)
2333 Ponce de Leon Boulevard Suite 900 Coral Gables, FL 33134 (Address of principal executive office)	(Commission File Number)	33134 (Zip Code)
(305) 537-9500
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	CYXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2022, Raymond Svider resigned from the Board of Directors (the “Board”) of Cyxtera Technologies, Inc., a Delaware corporation (the “Company”). Mr. Svider’s resignation was not due to any disagreement with the Company.

In addition, on November 10, 2022, the Board elected Benjamin Phillips to serve as a member of the Board to fill the vacancy created by Mr. Svider’s resignation. Mr. Phillips was designated by BCEC-SIS Holdings L.P. pursuant to the Stockholders Agreement, dated July 29, 2021, between the Company and certain investor parties, as modified by that certain Joinder to Stockholders Agreement, dated as of July 29, 2022. Mr. Phillips will not serve on any Board committees.

Mr. Phillips currently serves as Managing Director at BC Partners LLC (“BC Partners”). BC Partners is an alternative investment manager focused on private equity, credit and real estate. Before joining BC Partners in 2018, Mr. Phillips worked at Hill Path Capital LP where he spent three years as a private equity principal, evaluating and executing investments in private equity, public equity and high yield debt and working with management teams at portfolio companies to optimize businesses, particularly in areas of strategy, operations, capital structure and governance. Prior to this, he was a private equity associate at Catterton Partners (now LCatterton). Mr. Phillips also held roles at Sagent Advisors and Bank of America Merrill Lynch (now Bank of America) where he was an investment banking analyst in the Consumer and Retail Group. Mr. Phillips holds an MBA from Harvard Business School and a BA in Economics and Mathematics from Washington University in St Louis.

The Board determined that Mr. Phillips meets the independence standards of the rules of The NASDAQ Stock Market LLC and the applicable rules of the United States Securities and Exchange Commission (the “SEC”). There are no transactions in which Mr. Phillips has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In accordance with the terms of the Company’s Non-Employee Director Compensation Program (the “Program”), Mr. Phillips is eligible to participate in the Company’s standard compensation arrangements for non-employee directors described in the Company’s definitive proxy statement filed with the SEC on April 26, 2022. Notwithstanding the foregoing, pursuant to his employment agreement with BCEC-SIS Holdings L.P., Mr. Phillips’ Board compensation is paid to BCEC-SIS Holdings L.P. In addition, Mr. Phillips agreed to forfeit, for no consideration, his right to receive the Initial Award (as defined in the Program) under the Program. The Company has entered into its standard form of Indemnification Agreement with Mr. Phillips. The Form of Indemnification Agreement is filed as Exhibit 10.10 to the Company’s Current Report as filed with the SEC on August 4, 2021.

Item 7.01.    Regulation FD Disclosure.

On November 16, 2022, the Company issued a press release announcing that its Board of Directors has determined to delay completion of its previously announced conversion to a real estate investment trust for federal income tax purposes. A copy of the press release is “furnished” as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01.    Financial Statement and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by the Company dated November 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyxtera Technologies, Inc.

Date: November 16, 2022	By:	/s/ Victor Semah
	Name:	Victor Semah
	Title:	Chief Legal Officer